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                               PURCHASE AGREEMENT
                               ------------------

                   This Purchase Agreement is made as of December 16, 1999, by and between OnePoint Communications Holdings, L.L.C., a Delaware limited liability company ("OnePoint") and SBC Coinventures, Inc., a Delaware corporation ("SBC"), regarding the purchase by SBC of a portion of OnePoint's membership units (the "Units") in VIC-RMTS-DC, L.L.C., a Delaware limited liability company (the "Company").

                   WHEREAS, of the total of 28.710202 membership units in the Company (the "Units"), OnePoint owns 27.710202 of the Units representing 96.52% of the total ownership percentage in the Company pursuant to the Operating Agreement of the Company dated February 6, 1997 (the "Operating Agreement");

                   WHEREAS, SBC desires to purchase a portion of the Units held by OnePoint;

                   NOW THEREFORE the parties agree as follows:

                    1. On or before December 16, 1999 (the "Closing Date"), SBC agrees to pay OnePoint $10,000,000 and OnePoint agrees to sell, transfer and assign to SBC all of OnePoint's right. title and interest in and to 6.89 Units (the "Purchased Units").

                    2. In connection with such purchase, OnePoint hereby represents and warrants to SBC:

                    (a) That neither this Purchase Agreement nor any of the transactions contemplated hereby will violate or constitute a default under any agreements to which OnePoint is a party or is aware, including without limitation that certain Indenture dated May 21, 1998 (the "Indenture"), the Operating Agreement and the Unit Purchase Agreement with respect to the sale of
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     Units to VIC-1 RMTS, L.L.C. on December 14, 1999, or violate any applicable law, rule, or order, or result in the creation or imposition of any lien on any asset purchased or assigned hereunder;

     (b) That neither this Agreement nor any of the transactions contemplated hereby require any regulatory approval or other third-party consent (other than the consent of VIC-1 RMTS, L.L.C. which has been obtained);

     (c) The execution, delivery and performance by OnePoint of this Purchase Agreement and the consummation of the transactions contemplated hereby are within its power and have been duly authorized by all necessary action on the part of OnePoint; and

     (d) This Purchase Agreement constitutes a valid and binding agreement of OnePoint.

     3. The obligations of SBC to acquire the Purchased Units are subject to the satisfaction of the following conditions on the applicable closing date:

     (a) The delivery of an opinion of Kirkland & Ellis in form and substance satisfactory to SBC in SBC's sole discretion;

     (b) The execution and delivery of an Assignment in form and substance satisfactory to SBC;

     (c) The execution and delivery to SBC by OnePoint of a Notice of Purchase in form and substance satisfactory to SBC, directing the Company to pay all member distributions on account of the Purchased Units to SBC.

     4. OnePoint shall also have the right to require SBC to purchase for an additional $5,000,000 an additional 3.445 Units on February 2, 2000; and the right to require SBC to purchase for an additional $5,000,000 an additional
3.445 Units on March 2, 2000, (each right a "Put Right";
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 each purchase, an "Additional Tranche" and each Unit purchased, a "Purchased
 Unit"). OnePoint may exercise each Put Right by delivering notice thereof to SBC no later than two (2) business days (the "Notice Date") prior to the applicable closing date, after which Notice Date the Put Right shall expire. SBC's obligation to make each Additional Tranche shall be subject to the conditions set forth in Section 3 hereof and the reiteration of OnePoint's representations and warranties set forth in Sections 2(a), (b) and (c) hereof.

                   5. OnePoint shall have the right to purchase (the "Call Right") all of the Purchased Units theretofore purchased by SBC at a purchase price equal to the price paid for the Purchased Units plus 15% per annum, if any, accrued from the date of purchase of each such Unit by SBC to the date of such purchase by OnePoint. The Call Right may be exercised by OnePoint at any time on two days written notice and such notice shall be accompanied by cash in the amount of the purchase price, or such other form of consideration, including other assets of equivalent value, that are acceptable to SBC in SBC's sole discretion. SBC may terminate the Call Right at any time after February 28, 2001 by sending notice thereof to OnePoint, at which time the Call Right shall immediately terminate.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                         OnePoint Communications Holdings, L.L.C. ("OnePoint)


                          By:
                          Its:


                          SBC Comventures, Inc. ("SBC")




                          By:
                          Its: